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                                                                      Exhibit 23

                                  [LETTERHEAD]



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements listed below, of our reports on the consolidated financial statements of Comerica Incorporated and subsidiaries dated January 22, 1997, included in the Annual Report on Form 10-K for the year ended December 31, 1996:

     Registration Statement No. 33-42485 on Form S-8 dated August 29, 1991

     Registration Statement No. 33-45500 on Form S-8 dated February 11, 1992

     Registration Statement No. 33-49964 on Form S-8 dated July 23, 1992

     Registration Statement No. 33-49966 on Form S-8 dated July 23, 1992

     Registration Statement No. 33-53220 on Form S-8 dated October 13, 1992

     Registration Statement No. 33-53222 on Form S-8 dated October 13, 1992

     Registration Statement No. 33-58823 on Form S-8 dated April 26, 1995

     Registration Statement No. 33-58837 on Form S-8 dated April 26, 1995

     Registration Statement No. 33-58841 on Form S-8 dated April 26, 1995

     Registration Statement No. 33-65457 on Form S-8 dated December 29, 1995

     Registration Statement No. 33-65459 on Form S-8 dated December 29, 1995

     Registration Statement No. 333-00839 on Form S-8 dated February 9, 1996


                                                           /s/ Ernst & Young LLP


March 24, 1997


       Ernst & Young LLP is a member of Ernst & Young International, Ltd.